UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 25, 2019

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Additional Closing under the Amended and Restated Common Stock Purchase Agreement

On January 25, 2019, Drone Aviation Holding Corp. (the “Company”) completed the sale of 4,015,500 shares of its unregistered common stock, par value $.0001 per share (the “Common Stock”) at $0.50 per share for an aggregate of $2,007,750 (the “Additional Closing”) pursuant to the Amended and Restated Common Stock Purchase Agreement dated December 21, 2018 (the “Purchase Agreement”), by and among the Company and the several purchasers thereto. Purchases of the Common Stock in the Additional Closing included 150,000 shares by Dan Erdberg, an affiliate of the Company, 50,000 shares by the Kendall W. Carpenter Living Trust DTD 8/3/95, a trust organized by Kendall Carpenter, an affiliate of the Company, and an additional 3,815,500 by other investors.

In connection with the Additional Closing, the Company received aggregate consideration in the amount of $2,007,750 consisting of (i) cash in the aggregate amount of $1,432,750, (ii) a promissory note to the Company (the “Non-Affiliate Note”) in the aggregate principal amount of $500,000, (iii) a full-recourse promissory note payable by Dan Erdberg to the Company (the “Erdberg Note”) in the aggregate principal amount of $50,000 and (iv) a full-recourse promissory note payable by the Kendall W. Carpenter Living Trust DTD 8/3/95 (the “Carpenter Trust Note”) in the aggregate principal amount of $25,000.

The Erdberg Note and the Carpenter Trust Note have a maturity date of January 25, 2020. The Non-Affiliate Note has a maturity date of February 7, 2019. The Erdberg Note, the Carpenter Trust Note and the Non-Affiliate Note (each, a “Note” and collectively, the “Notes”) bear interest at a fixed rate of 3% per annum. Principal and interest under the Notes may be prepaid at any time without penalty. The Notes contain customary provisions for events of default including for (i) failure to pay principal and interest thereunder when due and payable and (ii) a breach of any of the representations, warranties, covenants or agreements under a Note or the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

Information concerning the sale of the 4,015,500 shares of the Company’s unregistered Common Stock is set forth in Item 1.01 above and incorporate herein by this reference.

The shares of Common Stock referenced herein were sold in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On January 31, 2019, the Company issued a press release announcing the foregoing. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Amended and Restated Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 27, 2018)

10.2*	Form of Promissory Note in favor of the Company (the Non-Affiliate Note)

10.3*	Form of Promissory Note in favor of the Company (the Erdberg and Carpenter Trust Note)

99.1*	Press Release of the registrant dated January 31, 2019

*Filed herewith

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: January 31, 2019	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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